UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXXONMOBIL: ENERGY FACTOR

FILM TITLE: VIJAY SWARUP – THE SEARCH FOR SCALEABLE SOLUTIONS: GOOD RESEARCH

THE SEARCH FOR SCALEABLE SOLUTIONS

WHAT DRIVES GOOD RESEARCH?

THE SEARCH FOR SCALEABLE SOLUTIONS

SCRIPT

TITLE: THE SEARCH FOR SCALEABLE SOLUTIONS

TITLE: WHAT DRIVES GOOD RESEARCH?

TITLE: OPTIMISM

TITLE: OPTIMISM IS AN INHERENT PART OF BEING A RESEARCHER

VJ: Optimism is in my mind an inherent element of being a researcher.

TITLE: R&D UPDATE

TITLE: Dr VIJAY SWARUP

TITLE: Vice President R&D ExxonMobil

VJ: And if the researcher isn’t optimistic, probably not going to be a very good researcher.

VJ: Because a researcher will fail far more than he will succeed.

TITLE: It takes patience, it takes passion

VJ: And therefore it takes patience, it takes passion,

TITLE: It takes a little bit of stubbornness

VJ: it takes a little bit of stubbornness, in order to do it.

TITLE: AMBITION

VJ: The European Union have set some lofty ambitions.

VJ: And from a technology perspective,

TITLE: Lofty ambitions are a key driver of innovation

VJ: lofty ambitions are a key component of driving innovation.

VJ: We look at those ambitions and we say:

VJ: Okay, in order to achieve that ambition, what technology set?

VJ: How does it spur innovation?

TITLE: THE SEED OF INNOVATION IS OFTEN AMBITION

VJ: Because the seed of innovation is often ambition.

VJ: And therefore, it’s not one solution fits all.

TITLE: IT’S NOT ONE SOLUTION FITS ALL

VJ: So, if solar and wind are available it will be used.

VJ: But solar and wind are not available everywhere.

VJ: What do I think is going to be needed?

TITLE: WE NEED A COMBINATION OF POLICY, INFRASTRUCTURE AND TECH

VJ: It’s going to be a combination of policy, infrastructure and technology.

VJ: And I think it’s important to remember that those three work together.

TITLE: OPPORTUNITIES

TITLE: EXXONMOBIL IS A TECHNOLOGY COMPANY

VJ: We’re a technology company that is always looking for opportunities.

TITLE: THAT’S THE HISTORY OF OUR CORPORATION

VJ: That’s the history of our corporation, it will be the future of the corporation.

VJ: So when we have a site like we have in Rotterdam,

VJ: we are constantly looking for ways to improve that site.

VJ: We’ve had several projects over the past decades that have improved the competitiveness of that site, made it a world-scale integrated complex.

VJ: So when an opportunity to do a carbon capture demonstration appears, that is the perfect combination of an opportunity to deploy technology, work with the government, on the pathway to a lower-carbon, very efficient integrated site.

TITLE: THE PORTHOS PROJECT BRINGS INFRASTRUCTURE ASSESSMENT

VJ: The PORTHOS project brings an infrastructure assessment.

TITLE: IT BRINGS POLICY

VJ: It brings policy.

TITLE: AND WE’RE INTERESTED IN TESTING NEW TECHNOLOGIES

VJ: And we are interested in testing some new technologies consistent with that project.

TITLE: TO SEE HOW CARBON CAPTURE CAN BE DEPLOYED

VJ: To see how carbon capture can be deployed at a world-scale industrial facility.

VJ: Our view, and why we support ambitious goals,

TITLE: THE TECHNOLOGY SET NEEDS TO CHANGE

VJ: is we think that the technology set needs to change.

VJ: And we think we bring a lot to that technology.

TITLE: FOLLOW OUR PROGRESS ON SOLVING THE DUAL CHALLENGE

TITLE: (ENERGY FACTOR LOGO)

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.